Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1of our report dated August 27, 2009 with respect to the audited financial statements of USA Real Estate Holding Company for the year ended June 30, 2009.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

MALONE& BAILEY, PC
Malone & Bailey, PC
www.malone bailey.com
Houston, Texas

August 31, 2009